Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus and Registration Statement on Form S-1 of our report dated February 23, 2026, with respect to the consolidated financial statements of Salspera, Inc. and Subsidiary as of December 31, 2025 and 2024, for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

March 20, 2026